Exhibit 23.3
[Letterhead of Ryder Scott Company Petroleum Consultants]
[1100 Louisiana, Suite 3800]
[Houston, Texas 77002-5218]
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
          We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (the “Registration Statement”) of Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), relating to the registration of shares of the Company’s common stock, of information contained in our reserve report that is summarized as of December 31, 2005 in our summary letter dated March 8, 2006, relating to the oil and gas reserves and revenue, as of December 31, 2005, of certain interests of the Company.
          We hereby consent to all references to such reports, letters and/or to this firm in each of the Registration Statement and the Prospectus to which the Registration Statement relates, and further consent to our being named as an expert in each of the Registration Statement and the Prospectus to which the Registration Statement relates.

/s/ Ryder Scott Company, L.P.

Houston, Texas
August 16, 2006